                                        AVIRON


                   AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT


                                    JULY 18, 1995

                                        AVIRON

                   AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT


    THIS AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT (the "Agreement") is entered into as of July 18, 1995 by and among AVIRON, a California corporation (the "Company"), the parties listed on Exhibit A hereto (the "Investors"), the parties listed on Exhibit B hereto (the "Series A Warrant Holders"), and the parties listed on Exhibit C hereto (the "Series B Warrant Holders").

                                       RECITALS

    WHEREAS the Company proposes to issue and sell up to 11,111,111 shares of its Series C Preferred Stock ("Series C Preferred") as more fully described in the Private Placement Memorandum, dated as of May 1995 (the "Private Placement");

    WHEREAS the Investors are the purchasers of the Company's Series A Preferred Stock pursuant to that certain Series A Preferred Stock Purchase Agreement, dated as of June 19, 1992, by and among the Company and the purchasers named therein (the "Series A Agreement"); the purchasers of the Company's Series B Preferred Stock pursuant to that certain Series B Preferred Stock Purchase Agreement, dated as of September 3, 1993, by and among the Company and the Purchasers named therein (the "Series B Agreement"); and the purchasers of the Company's Series C Preferred Stock pursuant to the Private Placement;

    WHEREAS the Series A Warrant Holders are the holders of either Series A Preferred Stock or Warrants to purchase Series A Preferred Stock of the Company, the Series B Warrant Holders are the holders of either Series B Preferred Stock or Warrants to purchase Series B Preferred Stock of the Company, and the Founders are Peter Palese, J. Leighton Read, Bernard Roizman and Richard J. Whitley; and

     WHEREAS, in connection with the Private Placement, the prospective purchasers have requested that the Company extend certain rights to them with respect to the Series C Preferred. The Company has requested and the existing Holders are willing to amend the rights given to them under the Amended and Restated Investor Rights Agreement, dated as of September 3, 1993 (the "Prior Agreement"), as amended as of March 15, 1995 by replacing such rights in their entirety with the rights set forth in this Agreement.

    NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement and in the agreements pursuant to which the Investors acquired their securities in the Company, the parties mutually agree as follows:


                                          1.

I. GENERAL

    1.1 PRIOR AGREEMENT SUPERSEDED. Effective upon the initial closing of the Private Placement, the Prior Agreement is hereby terminated and superseded in its entirety by this Agreement.

    1.2 DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "COMMON STOCK" shall mean shares of the Company's Common Stock, no par value.

         "HOLDER" shall mean any holder of outstanding Registrable Securities. For purposes of Sections 3.2 through 3.12 of this Agreement only, the definition of "Holder" also includes Michigan.

         "INITIATING HOLDERS" shall mean any Holder or Holders of not less than 40% of the then outstanding Registrable Securities.

         "MICHIGAN" refers to the Regents of the University of Michigan, a constitutional corporation of the state of Michigan.

         "MICHIGAN SHARES" refers to shares of Series B Preferred Stock of the Company issued to Michigan, pursuant to the Stock Transfer Agreement, dated as of February 24, 1995, between the Company and Michigan (the "Michigan Agreement").

         "MICHIGAN WARRANT" refers to a warrant to purchase shares of Common Stock which the Company is obligated to issue to Michigan under certain circumstances, as provided in the Michigan Agreement.

         "MICHIGAN WARRANT SHARES" refers to the shares of Common Stock issued under the Michigan Warrant.

         "PREFERRED STOCK" shall mean shares of the Company's Preferred Stock.

         "REGISTRABLE SECURITIES" means (i) shares of Common Stock issued or issuable pursuant to the conversion or exercise of the Shares and (ii) shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares, excluding in all cases, however (including exclusion from the calculation of the number of outstanding Registrable Securities), any Registrable Securities sold by a person, (x) in a transaction pursuant to Rule 144, or (y) pursuant to a registration statement under this Agreement


                                          2.

or (z) in a transaction in which his rights under this Agreement are not transferred, including a transaction pursuant to a registration statement under this Agreement. For purposes of Sections 3.2 through 3.12 of this Agreement only, the definition of "Registrable Securities" also includes the Michigan Warrant Shares.

         The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 3.1, 3.2 and 3.9 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of a single special counsel for the Holders not to exceed $20,000, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

         "SHARES" shall mean (i) the securities of the Company held by the Investors and Founders as described on Exhibit A, (ii) the securities issuable upon exercise of the Warrants to purchase Series A Preferred Stock held by the Series A Warrant Holders as described on Exhibit B, or (iii) the securities issuable upon exercise of the Warrants to purchase Series B Preferred Stock held by the Series B Warrant Holders as described on Exhibit C. For purposes of Sections 3.2 through 3.12 of this Agreement only, the definition of "Shares" also includes the Michigan Shares and the Michigan Warrant Shares.


                                 II. TRANSFERABILITY

    2.1  RESTRICTIONS ON TRANSFERABILITY.   The Shares and any Preferred Stock
or Common Stock into which the Shares may be convertible or exercisable, shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act, or, in the case of Section 3.8 hereof, to assist in an orderly distribution. Each Investor will cause any proposed transferee of the Shares (or of the Preferred Stock or Common Stock into which the Shares may be convertible or


                                          3.

exercisable) held by an Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

    2.2  RESTRICTIVE LEGEND.  Each certificate representing (i) the Shares, or
(ii) shares of the Company's Common Stock or Preferred Stock issued upon conversion or exercise of the Shares and (iii) any securities issued in respect of the Shares or such Common Stock or Preferred Stock, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT UNDER AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION THEREFROM OR IN CONTRAVENTION OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

    2.3 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in the following cases, with respect to which the requirements set forth in the balance of this sentence need not be complied with: transactions in compliance with Rule 144 or Rule 144A so long as the Company is furnished with evidence of compliance with such Rule; transactions involving the distribution of Restricted Securities by any Investor which is a general or limited partnership to any of its partners, or retired partners, or to the estate of any of its partners or retired partners; transactions involving the transfer of Restricted Securities by any holder who is an individual to his family members or to a trust for the benefit of such shareholder or his family members; or transfers not involving a change in beneficial ownership) by (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, (ii) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or


                                          4.

(iii) such other showing that may be reasonably satisfactory to legal counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. All Restricted Securities transferred as above that continue to bear the restrictive legend set forth in
Section 2.2 shall continue to be subject to the provisions of this Section 2.3 in the same manner as before such transfer.

                               III. REGISTRATION RIGHTS

    3.1 REQUESTED REGISTRATION. Prior to such time as the Company has effected two registrations pursuant to this Section 3.1 and such registrations have been declared or ordered effective, if the Company shall receive from Initiating Holders a written request that the Company effect any registration (other than a registration on Form S-3 or any comparable form of registration statement) with respect to Registrable Securities having an anticipated aggregate offering price to the public of at least $7,500,000 (before deduction of underwriter commissions and expenses), the Company will:

         (a) promptly give written notice of the proposed registration to all other Holders; and

         (b) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.1:

              (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

              (ii) Prior to the earlier to occur of (x) six months following the effective date of the registration statement pertaining to the first underwritten public offering of securities of the Company for its own account and (y) August 31, 1997; or


                                          5.

              (iii) If at the time of the request to register Registrable Securities the Company gives notice within 30 days of such request that it is engaged or has fixed plans to engage within 90 days of the time of the request in an initial firmly underwritten registered public offering as to which the Holders may include Registrable Securities pursuant to Sections 3.1 or 3.2.

    Subject to the foregoing clauses (i) through (iii) and to Section 3.1(d), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders.

         (c) UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 3.1 and the Company shall include such information in the written notice referred to in Section 3.1(a). The right of any Holder to registration pursuant to Section 3.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Holders and such Holder) to the extent provided herein.

    The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders with the approval of the Company, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 3.1, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and so advises the Initiating Holders in writing, then the Initiating Holders shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

    If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation; and, provided further that in the event that the withdrawal of a Holder, and the subsequent inclusion of additional Registrable Securities by other


                                          6.

Holders, results in an anticipated aggregate offering price to the public of less than $1,000,000 the Company shall no longer be required to effect such registration pursuant to this Section 3.1.

    If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

         (d) DELAY OF REGISTRATION. If the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, then the Company may direct that such request for registration be delayed for two periods not in excess of 90 days each in any one-year period.

    3.2  COMPANY REGISTRATION.

         (a) If at any time or from time to time, the Company shall determine to register any of its Common Stock, for its own account or for the account of others (other than the Holders), other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

              (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

              (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders.

         (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2(a)(i). In such event the right of any Holder to registration pursuant to Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company with the approval of the Board of Directors. Notwithstanding any other provision of this Section 3.2, if the underwriter determines that marketing factors require a limitation of the number of shares


                                          7.

to be underwritten, the underwriter may limit the number of Registrable Securities and shares of Common Stock to be included in the registration and underwriting. The Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities or Common Stock through such underwriting), and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by the Holders at the time of filing the registration statement.

    No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation.

    3.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 3.1, Section 3.2 or Section 3.9 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to
Section 3.1, the request of which has been subsequently withdrawn by the Initiating Holders (unless the withdrawal is based upon material information concerning the Company of which the Initiating Holders were not aware at the time of such request or unless the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 3.1 in which event such right shall be forfeited by all Holders), in which case such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

    3.4 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company will keep each participating Holder advised in writing as to the qualification and compliance and as to the completion thereof. At its expense the Company will:

         (a) Keep such registration, qualification or compliance effective for a period of 90 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

         (b) Furnish such number of prospectuses and other documents incident thereto in conformity with the requirements of the Act;


                                          8.

         (c) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

         (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

         (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

         (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

              (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.


                                          9.

    3.5  INDEMNIFICATION.

         (a) The Company will indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or furnished by the Holder to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein.

         (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, and partners and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such Holders, such directors, officers, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein.


                                         10.

         (c)  Each party entitled to indemnification under this Section 3.5
(the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if in the opinion of counsel to the Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 3.5 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

    3.6 INFORMATION BY HOLDER. Each Holder including securities of the Company in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

    3.7 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

         (a) Use its best efforts to facilitate the sale of the Restricted Securities to the public, without registration under the Securities Act, pursuant to Rule 144 under the Securities Act, provided that this shall not require the Company to file reports under the Securities Act and the Exchange Act at anytime prior to the Company's being otherwise required to file such reports.

         (b) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after 90 days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

         (c) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (at any time after it has become subject to such reporting requirements);


                                         11.

         (d) So long as a Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

    3.8 "MARKET STAND-OFF" AGREEMENT. Each Holder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it for a period not to exceed 120 days following the effective date of a registration statement of the Company filed under the Securities Act if so requested by the Company and the underwriter of Common Stock (or other securities of the Company), provided that:

         (a) such agreement shall apply only to the first underwritten registered public offering of the Company; and

         (b) all officers and directors of the Company enter into similar agreements and the Company uses its best efforts to cause all other holders of at least 1% of the Company's voting securities enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

    3.9 FORM S-3. The Company shall use its best efforts to qualify for registration on Form S-3 and to that end the Company shall register (whether or not required by law to do so) its Common Stock under the Exchange Act within 12 months following the effective date of the first registration of any securities of the Company on Form S-1. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this
Section 3, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 thereafter under this Section 3.9 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders), provided that the Company shall not be required to effect a registration pursuant to this Section 3.9 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities which they reasonably anticipate will have an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000, and provided further that the Company shall not be required to effect more than two registrations pursuant to this Section 3.9 in any 12 month period.

    The Company shall give notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 3.9 and shall provide a reasonable opportunity for other Holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on


                                         12.

Form S-3, as the case may be, to the extent requested by the Holder or Holders thereof for purposes of disposition.

    3.10 TRANSFER OF REGISTRATION RIGHTS.

         (a)  Except as otherwise provided herein, the rights contained in this
Section 3 may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities held by the Investors, which transferee or assignee shall be considered a "Holder" for purposes of this Section 3, provided that (i) such transfer is effected in accordance with applicable federal and state securities laws, (ii) such transferee or assignee becomes a party to this Agreement or agrees in writing to be subject to the terms hereof to the same extent as if he were an original purchaser hereunder and (iii) such transferee or assignee (A) is a wholly owned subsidiary or constituent partner (including limited partners and retired partners) or affiliate of the transferring Holder if such Holder is a partnership, or (B) acquires a number of shares of Registrable Securities originally held by the transferring Holder equal to at least 1% of the then-outstanding capital stock of the Company, and, provided further, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

         (b)  Except as otherwise provided herein, the rights contained in
Section 3, except for the rights contained in Section 3.1, may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities held by the Series A Warrant Holders, which transferee or assignee shall be considered a "Holder" for purposes of this Section 3, provided that (i) such transfer is effected in accordance with applicable federal and state securities laws, (ii) such transferee or assignee becomes a party to this Agreement or agrees in writing to be subject to the terms hereof to the same extent as if he were an original purchaser hereunder and, provided further, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

    3.11 CERTAIN LIMITATIONS IN CONNECTION WITH FUTURE GRANTS OF REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities enter into any agreement with any person or persons providing for the granting to such holder of registration rights superior to those granted to Holders pursuant to this Section 3.

    3.12 TERMINATION OF REGISTRATION RIGHTS. All rights and duties provided for with respect to any Holder in this Section 3 shall terminate on the later of
(a) the date five (5) years from the date of a Qualified IPO (as defined below in Section 4.1 (d)), and (b) on which such Holder owns less than 1% of the then-outstanding capital stock of the Company, except where such amount is held by a Series A Warrant Holder.


                   IV. RIGHT OF FIRST REFUSAL ON COMPANY ISSUANCES


                                         13.

    4.1 RIGHT OF FIRST REFUSAL. The Company hereby grants to each Investor (and its affiliates) who holds not less than 1,000,000 shares of Preferred Stock (or Common Stock issued or issuable upon conversion of the Preferred Stock) the right of first refusal to purchase, pro rata, all (or any part) of New Securities (as defined in this Section 4.1) that the Company may, from time to time propose to sell and issue. In the case where the price per share at which the New Securities are being offered is indeterminable or is equal to or less than $1 (as adjusted for stock splits, reclassification or otherwise), such Investor's (and its affiliates') pro rata share, for purposes of this right of first refusal with respect to an offering at such a price, is the ratio, the numerator of which is the number of shares of Common Stock then owned by such Investor (and its affiliates) as a result of the conversion of any Preferred Stock of the Company and issuable upon conversion of the Preferred Stock of the Company then owned by such Investor (and its affiliates), and the denominator of which is the total number of shares of Common Stock then outstanding as a result of the conversion of any Preferred Stock of the Company or issuable upon conversion of the Preferred Stock of the Company then outstanding. In the case where the price per share at which the New Securities are being offered is greater than $1 (as adjusted for stock splits, reclassifications or otherwise), such Investor's (and its affiliates') pro rata share, for purposes of this right of first refusal with respect to an offering at such a price, is the ratio, the numerator of which is the number of shares of Common Stock then owned by such Investor (and its affiliates) as a result of the conversion of any Preferred Stock of the Company and issuable upon conversion of the Preferred Stock of the Company then owned by such Investor (and its affiliates), and the denominator of which is the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities, assuming full conversion of all outstanding shares of Preferred Stock of the Company. This right of first refusal shall be subject to the following provisions:

         (a) "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that "New Securities" does not include (i) securities issued in any additional Closings (as defined in the Series B Agreement); (ii) securities issuable upon conversion of or with respect to Series A Preferred Stock or Series B Preferred Stock; (iii) securities issued pursuant to an acquisition by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns more than 50% of the voting power of such entity; (iv) shares of the Company's Common Stock (or related options) issued to employees, directors or consultants of the Company pursuant to any employee stock offering, plan, or arrangement approved by the Board of Directors; (v) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or similar recapitalization by the Company; (vi) securities issued pursuant to equipment or debt financing or leases which are approved by the Company's Board of Directors; (vii) securities issued pursuant to any corporate partnering, strategic alliance, joint venture or licensing arrangement between the Company and a third party; or (viii) securities issued by the Company other than for cash or cash equivalents.

         (b) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Investor who together with its affiliates holds not less than 1,000,000 shares of Common Stock of the Company issued or issuable upon conversion of Preferred Stock,


                                         14.

written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Investor who together with its affiliates holds not less than 1,000,000 shares of Common Stock of the Company, issued or issuable upon conversion of Preferred Stock, shall have 20 days from the date of mailing of any such notice to agree to purchase up to its full pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Each Investor who together with its affiliates holds not less than 1,000,000 shares of Common Stock of the Company, issued or issuable upon conversion of Preferred Stock, shall have a right of over allotment such that if any Investor fails to exercise its right hereunder to purchase its full pro rata portion of New Securities, the Company shall so notify the other Investors and such Investors (and their affiliates) who have agreed to purchase all or any part of their pro rata share of New Securities may purchase the nonpurchasing Investors' portions on a pro rata basis, within ten days from the date of such notice.

         (c) In the event that Investors (and their affiliates) fail to exercise in full the right of first refusal within said 20 day period (plus the ten day overallotment period, if applicable) the Company shall have 60 days thereafter to sell or enter into an agreement providing for the closing of the sale of the New Securities respecting which the Investors' (and their affiliates') rights were not exercised within 30 days of such agreement at a price and upon general terms no more favorable to the purchasers thereon than specified in the Company's notice. In the event the Company has not sold the New Securities within such 60 day period, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Investors (and its affiliates) in the manner provided above.

         (d) The right of first refusal granted under this Agreement shall not apply to and shall expire upon the first closing of the first firmly underwritten public offering of Common Stock of the Company that is pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act, covering the offer and sale of Common Stock to the public at a per share price (prior to underwriter commissions and expenses) of at least $2.50 (as adjusted for stock splits, dividends and similar events) and at an aggregate offering price (before deduction for underwriter commissions and expenses) of not less than $10,000,000 (a "Qualified IPO").

         (e) This right of first refusal is assignable only to an affiliate of a Holder or in connection with a sale or transfer of a number of shares of Registrable Securities originally held by the assigning Holder equal to at least 1% of the then-outstanding capital stock of the Company.


                                         15.

                                V. INFORMATION RIGHTS

    5.1  FINANCIAL INFORMATION.

         (a) The Company will furnish the following information to each Investor who holds together with its affiliates not less than 1,000,000 of Common Stock issued or issuable upon conversion of Preferred Stock:

              (i) As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form and figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of national standing selected by the Company.

              (ii) As soon as practicable after the end of each of the first three quarterly accounting periods in each fiscal year, and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such quarter, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for each quarter and for the current fiscal year of the Company to date, prepared in accordance with generally accepted accounting principles consistently applied, except that such financial statements will not contain the notes normally required by generally accepted accounting principles.

              (iii) As soon as practicable after the adoption thereof, and in any event no later than 15 days prior to the commencement of its fiscal year, an annual operating plan for the forthcoming fiscal year, prepared on a consolidated basis, including projected statements of profit and loss, cash flow and balance sheets for each calendar quarter of such year, and, promptly after preparation thereof, any revisions to such annual operating plan and any other budgets.

         (b) The covenants provided in Sections 5.1 and 5.2 shall terminate upon the closing of a Qualified IPO.

    5.2 INSPECTION RIGHTS. The Company shall permit each Investor who with its affiliates holds at least 1,000,000 shares of Preferred Stock of the Company, its attorney, or its other representative to visit and inspect the Company's properties, to examine the Company's books of account and other records, to make copies or extracts therefrom and to discuss the Company's affairs, finances and accounts with its officers, management employees and independent accountants, all at such reasonable times and as often as such Investor may reasonably request.

    5.3 ASSIGNMENT OF RIGHTS TO INFORMATION. The rights granted pursuant to Sections 5.1 and 5.2 may not be assigned or otherwise conveyed by any Investor or by any subsequent transferee of any such rights without the written consent of the Company, which consent shall not


                                         16.

be unreasonably withheld; provided that the Company may refuse such written consent if the proposed transferee is a competitor of the Company as determined by the Company's Board of Directors; and provided further, that no such written consent shall be required if the transfer is made to a party who is not a competitor of the Company and who is a parent, subsidiary, affiliate, partner or group member of any Investor.

    5.4 CONFIDENTIALITY. Each Investor agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Investor may obtain from the Company, and which the Company has prominently marked "confidential", "proprietary" or "secret" or has otherwise identified as being such, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, or pursuant to visitation or inspection rights granted hereunder unless such information is or becomes known to the Investor from a source other than the Company or is or becomes publicly known, or unless the Company gives its written consent to the Investor's release of such information, except that no such written consent shall be required (and the Investor shall be free to release such information to such recipient) if such information is to be provided to an Investor's counsel or accountant, or to an officer, director or partner of an Investor, provided that the Investor shall inform the recipient of the confidential nature of such information, and shall instruct the recipient to treat the information as confidential.

                                  VI. MISCELLANEOUS

    6.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

    6.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

    6.3 ENTIRE AGREEMENT. This Agreement, the Series A Agreement and the Series B Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

    6.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be effective five (5) days after deposited by first-class mail, postage prepaid, with the United States mail or delivery by hand or by messenger, if addressed (a) to an Investor, at such Investor's address set forth on the attached Exhibit A, or at such other address as such Investor shall have furnished to the Company in writing, or (b) to any other holder of Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Registrable Securities who has so furnished an address to the Company, or (c) to the Company, at the address set forth below the Company's name on the signature page to this Agreement or such other address as the Company shall have furnished to each Investor and each such other holder in writing. Notwithstanding the above, any notice or


                                         17.

communication to an address outside the United States shall be sent by telecopy and confirmed in writing sent by courier guaranteeing delivery in no more than two (2) business days.

    6.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

    6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

    6.7 SEVERABILITY. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    6.8 AMENDMENTS. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the holders of not less than a majority of the number of shares of Registrable Securities outstanding as of the date of such amendment or waiver. Each Investor, Series A Warrant Holder, and Series B Warrant Holder acknowledges that by the operation of this Section 6.8 the holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of such Investor, Series A Warrant Holder, or Series B Warrant Holder under this Agreement. Notwithstanding anything herein to the contrary, the parties agree that the Company may amend this Agreement at any time after the date hereof, without obtaining the consent of any Holder, to add as parties to this Agreement any purchasers of the Company's Series C Preferred Stock pursuant to the Private Placement. Any persons added to this Agreement pursuant to this subparagraph shall become "Investors" under this Agreement, and shares of Common Stock issuable upon conversion of the Series C Preferred Stock held by such persons shall be "Registrable Securities" under this Agreement.


                                         18.

    The foregoing Investors Rights Agreement is hereby executed as of the date first above written.

COMPANY

AVIRON


By:
   ----
    J. Leighton Read, M.D.
    Chief Executive Officer
        1450 Rollins Road
        Burlingame, CA 94010



INVESTORS:


Name of Investor:
                 ----------------------------

Authorized Signature:
                     ------------------------
                          Name and Title


                                         19.

                                       INSTITUTIONAL VENTURE
                                       PARTNERS V
                                       by its General Partner
                                       Institutional Venture Management V


                                       By:
                                          -----------------------------------
                                            Reid W. Dennis
                                                 General Partner
                                                 3000 Sand Hill Road
                                                 Building 2, Suite 290
                                                 Menlo Park, CA  94025

                                       INSTITUTIONAL VENTURE
                                            MANAGEMENT V


                                       By:
                                          -----------------------------------

                                            Reid W. Dennis
                                            General Partner
                                                 3000 Sand Hill Road
                                                 Building 2, Suite 290
                                                 Menlo Park, CA  94025


                                       --------------------------------------
                                       J. Leighton Read, M.D.
                                            c/o Aviron
                                            1450 Rollins Road
                                            Burlingame, California 94010


                                       --------------------------------------
                                       Bernard Roizman
                                            5555 S. Everett, Apt. 11A
                                            Chicago, Illinois 60637


                                       --------------------------------------
                                       Betty Roizman
                                            5555 S. Everett, Apt. 11A


                                         20.

                                            Chicago, Illinois 60637


                                         21.

                                       ARCH VENTURE FUND LIMITED
                                       PARTNERSHIP
                                       a Delaware Limited Partnership

                                       By:  ARCH Development Corporation


                                       By:
                                          -----------------------------------
                                            Steven Lazarus, President

                                            135 South LaSalle Street
                                            Suite 3702
                                            Chicago, Illinois 60603


                                       --------------------------------------
                                       Albert L. Zesiger

                                            75 Bluff Avenue
                                            Rowayton, Connecticut 06853


                                       --------------------------------------
                                       Peter Palese, Ph.D.
                                            414 Highwood Avenue
                                            Leonia, New Jersey 07605


                                       --------------------------------------
                                       John P. Curran
                                            237 Park Avenue
                                            Suite 900
                                            New York, New York 10017


                                         22.

                                       --------------------------------------
                                       Steven R. Frank
                                            c/o Bear Sterns & Co.
                                            245 Park Avenue, 3rd Floor
                                            New York, NY  10169


                                       --------------------------------------
                                       David B. Musket

                                            One Boston Place, 35th Floor
                                            Boston, Massachusetts 02108


                                       GC&H INVESTMENTS


                                       By:
                                          -----------------------------------


                                       Name:
                                            ---------------------------------
                                                 Executive Partner

                                                 c/o Jeanne Meyer
                                                 Cooley Godward Castro
                                                 Huddleson & Tatum
                                                 One Maritime Plaza, 20th Floor
                                                 San Francisco, California 94111


                                       --------------------------------------
                                       Julian N. Stern

                                            84 Selby Lane
                                            Atherton, California 94027


                                       --------------------------------------
                                       Richard Whitley
                                            216 Shades Crest Circle
                                            Birmingham, Alabama 35216


                                         23.

                                       --------------------------------------
                                       Sally B. Whitley
                                            216 Shades Crest Circle
                                            Birmingham, Alabama 35216


                                       --------------------------------------
                                       Bruce A. Hironaka
                                            26 Lenox Road
                                            Kensington, California 94707



                                       --------------------------------------
                                       Valerie Hironaka
                                            26 Lenox Road
                                            Kensington, California 94707


                                       THE MOUNT SINAI SCHOOL
                                       OF MEDICINE


                                       By:
                                          -----------------------------------
                                            Frank R. Landsberger, Ph.D
                                                 One Gustave L. Levy Plaza
                                                 New York, NY 10029-6574


                                       ACCEL IV L.P.

                                       By:  Accel IV Associates L.P.
                                            Its: General Partner


                                       By:
                                          -----------------------------------
                                            General Partner
                                                 1 Embarcadero Center
                                                 Suite 3820
                                                 San Francisco, CA  94111


                                         24.

                                       ACCEL JAPAN L.P.

                                       By:  Accel Japan Associates L.P.
                                            Its: General Partner


                                       By:
                                          -----------------------------------
                                            General Partner
                                                 1 Embarcadero Center
                                                 Suite 3820
                                                 San Francisco, CA  94111



                                       ABINGWORTH BIOVENTURES


                                       By:
                                          -----------------------------------
                                            Daniel P. Finkelman
                                            Attorney-in-Fact
                                                 c/o Sanne & Cie
                                                 Boite Postale 566
                                                 L-2015 Luxembourg

                                       with a copy to:

                                            Dr. Stephen W. Bunting
                                                 Abingworth Management Limited
                                                 26 St. James Street
                                                 London SW1A 1HA
                                                 England


                                       FERRIS F. HAMILTON
                                       FAMILY TRUST


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                         25.

                                       MARY ANN HAMILTON
                                       TRUST FOR SELF


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                       TAB PRODUCTS CO. PENSION PLAN


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

                                       THE JENIFER ALTMAN
                                       FOUNDATION


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                       AMERICAN MEDICAL INT'L.
                                       PENSION PLAN


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                         26.

                                       TEMPLE-INLAND MASTER TRUST


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                       ARTHUR D. LITTLE
                                       EMPLOYEE INVES. PLAN


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                       THE DEAN WITTER FOUNDATION


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                       ANDREW HEISKELL

                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                         27.

                                       ALFRED E. HELLER

                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                       ELIZABETH HELLER MANDELL
                                       TRUST


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                       DOMENIC MIZIO


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                       THE RAISER MARITAL TRUST


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                         28.

                                       MARY VAN SCHUYLER RAISER


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                       BARRIE RAMSAY ZESIGER


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                       BEA ASSOCIATES
                                       PROFIT SHARING TRUST


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

                                       BRINSON PARTNERS, INC.


                                       By:
                                          -----------------------------------
                                            Robert D. Blank
                                                 Partner
                                                 Brinson Partners, Inc.
                                                 209 South LaSalle Street
                                                 Suite 114
                                                 Chicago, IL 60604-1295


                                         29.

                                       INTERHEALTH LIMITED, a California
                                       Limited Partnership


                                            ---------------------------------
                                            Dr. Alejandro Zaffaroni
                                            4005 Miranda Avenue, Suite 180
                                            Palo Alto, CA  94304

                                       ARCH VENTURE FUND II, L.P.
                                       a Delaware limited partnership

                                       By:  ARCH Management Partners II, L.P.
                                            its general partner

                                            By:  ARCH Venture Partners, L.P.
                                                 its general partner

                                                 By:  Lifework, Inc.
                                                      its general partner

                                                      By:
                                                         --------------------
                                                      Name:
                                                           ------------------
                                                      Title: Managing Director

                                  -------------------------------------------
                                  Eugene Garfield
                                  3501 Market Street
                                  Philadelphia, PA  19104


                                  -------------------------------------------
                                  Dr. H. R. Shepherd
                                  Opportunities Unlimited
                                  c/o Armstrong Pharmaceuticals
                                  71 Elm Street
                                  New Caanan, CT  06840


                                         30.

                                  BRINSON VENTURE CAPITAL FUND III, L.P.


                                  By:  Brinson Partners, Inc.
                                       its General Partner


                                       By:
                                          -----------------------------------
                                            Robert D. Blank, Partner



                                  BRINSON TRUST COMPANY AS TRUSTEE
                                  OF THE BRINSON MAP VENTURE
                                  CAPITAL FUND III



                                  By:
                                       --------------------------------------
                                       Robert D. Blank, Partner


                                         31.

                                  WELLS FAMILY TRUST
                                  S/P JOEL W. SCHRECK


                                  By:
                                     ------------------------------------
                                  Name:
                                       ----------------------------------
                                  Title:
                                        ---------------------------------



                                  A. CAREY ZESIGER REVOCABLE TRUST


                                  By:
                                     ------------------------------------
                                  Name:
                                       ----------------------------------
                                  Title:
                                        ---------------------------------


                                  NICOLA L. ZESIGER


                                  By:
                                     ------------------------------------
                                  Name:
                                       ----------------------------------
                                  Title:
                                        ---------------------------------


                                       ALEXA L. ZESIGER


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                         32.

                                       ALZA CORPORATION RETIREMENT PLAN


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                       SHEANA BUTLER


                                       By:
                                          -----------------------------------

                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------


                                         33.

                                       ROVENT LIMITED PARTNERSHIP

                                       By:  Advent International Limited
                                            Partnership, General Partner

                                       By:  Advent International Corporation,
                                            General Partner


                                       By:
                                          -----------------------------------
                                            Charles Hsu, Vice President



                                       ADVENTACT LIMITED PARTNERSHIP

                                       By:  Advent International Limited
                                            Partnership, General Partner

                                       By:  Advent International Corporation,
                                            General Partner


                                       By:
                                          -----------------------------------
                                            Charles Hsu, Vice President


                                       GOLDEN GATE DEVELOPMENT AND INVESTMENT
                                       LIMITED PARTNERSHIP

                                       By:  Advent International Limited
                                            Partnership, General Partner

                                       By:  Advent International Corporation,
                                            General Partner


                                       By:
                                          -----------------------------------
                                            Charles Hsu, Vice President


                                         34.

                                       ADVENT INTERNATIONAL INVESTORS II
                                       LIMITED PARTNERSHIP

                                       By:  Advent International Corporation,
                                            General Partner


                                       By:
                                          -----------------------------------
                                            Charles Hsu, Vice President



                                       --------------------------------------
                                       George Rupp
                                            202 Low Library
                                            Columbia University
                                            60 Morningside Drive
                                            New York, New York  10027


                                         35.

                                      EXHIBIT A

                                SCHEDULE OF INVESTORS
                                 AS OF JULY 18, 1995


Name and Address                                                         Shares
- --------------------------------------------------------------------------------

SERIES A PREFERRED STOCK:

Institutional Venture Partners V . . . . . . . . . . . . . . . . .   2,955,000
Institutional Venture Management V . . . . . . . . . . . . . . . .      45,000
Building 2, Suite 290
3000 Sand Hill Road
Menlo Park, California 94025


J. Leighton Read, M.D. . . . . . . . . . . . . . . . . . . . . . .     500,000
c/o Aviron
1450 Rollins Road
Burlingame, California 94010


Bernard Roizman, Sc.D. and Betty Roizman.. . . . . . . . . . . . .     100,000
5555 S. Everett, Apt. 11A
Chicago, Illinois 60637


Albert L. Zesiger. . . . . . . . . . . . . . . . . . . . . . . . .     300,000
75 Bluff Avenue
Rowayton, Connecticut 06853


Peter Palese, Ph.D.  . . . . . . . . . . . . . . . . . . . . . . .     100,000
Professor and Chairman
Department of Microbiology
Mount Sinai Medical Center
New York, New York 10029


John P. Curran . . . . . . . . . . . . . . . . . . . . . . . . . .      80,000
237 Park Avenue
Suite 900
New York, New York 10017


                                          1.

Name and Address                                                         Shares
- --------------------------------------------------------------------------------

Steven R. Frank. . . . . . . . . . . . . . . . . . . . . . . . . .      50,000
c/o Bear Sterns & Co.
245 Park Avenue, 3rd Floor
New York, NY  10169


David B. Musket. . . . . . . . . . . . . . . . . . . . . . . . . .      50,000
One Boston Place, 35th Floor
Boston, Massachusetts 02108


GC&H Investments.. . . . . . . . . . . . . . . . . . . . . . . . .      50,000
c/o Jeanne Meyer
Cooley Godward Castro Huddleson & Tatum
One Maritime Plaza, 20th Floor
San Francisco, California 94111


Julian N. Stern. . . . . . . . . . . . . . . . . . . . . . . . . .      50,000
84 Selby Lane
Atherton, California 94025


Richard Whitley. . . . . . . . . . . . . . . . . . . . . . . . . .      10,000
Sally B. Whitley
216 Shades Crest Circle
Birmingham, Alabama 35216


Bruce A. Hironaka. . . . . . . . . . . . . . . . . . . . . . . . .      10,000
Valerie Hironaka
26 Lenox Road
Kensington, California 94707


ARCH VENTURE FUND  . . . . . . . . . . . . . . . . . . . . . . . .     700,000
Limited Partnership
135 South LaSalle Street
Suite 3702
Chicago, Illinois 60603


                                          2.

Name and Address                                                         Shares
- --------------------------------------------------------------------------------

SERIES B PREFERRED STOCK:

Accel IV L.P.  . . . . . . . . . . . . . . . . . . . . . . . . . .   2,811,111
Accel Japan L.P. . . . . . . . . . . . . . . . . . . . . . . . . .     244,444
One Embarcadero Center
Suite 3820
San Francisco, CA  94111


Abingworth Bioventures . . . . . . . . . . . . . . . . . . . . . .   2,777,778
c/o Sanne & Cie
Boite Postale 566
L-2015 Luxembourg
Attn:  Karl U. Sanne
Telecopier: (352) 43 54 10

With a copy to:

    Dr. Stephen W. Bunting
    Abingworth Management Limited
    26 St. James's Street
    London SW1A 1HA
    England
    Telecopier:  (44) (71) 930-1891

and to:

    Daniel P. Finkelman, Esq.
    Testa, Hurwitz & Thibeault
    53 State Street, Exchange Place
    Boston, Massachusetts  02109
    Telecopier:  (617) 248-7100


Brinson Venture Capital Fund III, L.P. . . . . . . . . . . . . . .   1,910,624
Brinson Trust Company as Trustee of the. . . . . . . . . . . . . .     311,598
  Brinson MAP Venture Capital Fund III
c/o Brinson Partners, Inc.
209 South LaSalle Street
Suite 114
Chicago, IL 60604-1295


                                          3.

Name and Address                                                         Shares
- --------------------------------------------------------------------------------

Institutional Venture Partners V. . . . . . . . . . . . . . . . .    2,695,500
Institutional Venture Management V. . . . . . . . . . . . . . . .       61,100
Building 2, Suite 290
3000 Sand Hill Road
Menlo Park, California 94025


ARCH VENTURE FUND II, L. P.. . . . . . . . . . . . . . . . . . . .     277,778
135 South LaSalle Street
Suite 3702
Chicago, Illinois 60603

Ferris F. Hamilton Family Trust. . . . . . . . . . . . . . . . . .      49,500
Mary Ann Hamilton Trust for Self . . . . . . . . . . . . . . . . .      76,500
The Jenifer Altman Foundation. . . . . . . . . . . . . . . . . . .      49,500
American Medical Int'l. Pension Plan . . . . . . . . . . . . . . .     450,000
Temple-Inland Master Trust . . . . . . . . . . . . . . . . . . . .     495,000
Arthur D. Little Employee Inves. Plan. . . . . . . . . . . . . . .     405,000
The Dean Witter Foundation . . . . . . . . . . . . . . . . . . . .      72,000
Andrew Heiskell. . . . . . . . . . . . . . . . . . . . . . . . . .      76,500
Alfred E. Heller . . . . . . . . . . . . . . . . . . . . . . . . .      49,500
Elizabeth Heller Mandell Trust . . . . . . . . . . . . . . . . . .      49,500
Domenic Mizio. . . . . . . . . . . . . . . . . . . . . . . . . . .      76,500
The Raiser Marital Trust . . . . . . . . . . . . . . . . . . . . .      99,000
Mary Van Schuyler Raiser . . . . . . . . . . . . . . . . . . . . .      27,000
Barrie Ramsay Zesiger. . . . . . . . . . . . . . . . . . . . . . .      99,000
BEA Associates Profit Sharing Trust. . . . . . . . . . . . . . . .      99,000
Wells Family Trust S/P Joel W. Schreck . . . . . . . . . . . . . .      99,000
A. Carey Zesiger Revocable Trust . . . . . . . . . . . . . . . . .      36,000
Nicola L. Zesiger. . . . . . . . . . . . . . . . . . . . . . . . .      36,000
Alexa L. Zesiger . . . . . . . . . . . . . . . . . . . . . . . . .      31,500
Alza Corporation Retirement Plan . . . . . . . . . . . . . . . . .      49,500
Sheana Butler. . . . . . . . . . . . . . . . . . . . . . . . . . .      27,000
    c/o BEA Associates
    153 E. 53rd Street, 58th Floor
    New York, NY  10022

Dr. H.R. Shepherd. . . . . . . . . . . . . . . . . . . . . . . . .     166,667
Opportunities Unlimited
c/o Armstrong Pharmaceuticals
71 Elm Street
New Caanan, CT  06840


                                          4.

Name and Address                                                         Shares
- --------------------------------------------------------------------------------

Dr. Alejandro Zaffaroni. . . . . . . . . . . . . . . . . . . . . .     277,778
Attention:  Gonzalo Silviera
c/o Interhealth Limited
4005 Miranda Avenue, Suite 180
Palo Alto, CA  94304

Eugene Garfield. . . . . . . . . . . . . . . . . . . . . . . . . .     277,778
3501 Market Street
Philadelphia, PA  19104

Peter Palese, Ph.D.  . . . . . . . . . . . . . . . . . . . . . . .      55,556
414 Highwood Avenue
Leonia, New Jersey 07605

GC&H Investments.. . . . . . . . . . . . . . . . . . . . . . . . .      40,000
c/o Jeanne Meyer
Cooley Godward Castro Huddleson & Tatum
One Maritime Plaza, 20th Floor
San Francisco, California 94111


COMMON STOCK:

Peter Palese, Ph.D.  . . . . . . . . . . . . . . . . . . . . . . .     750,000
414 Highwood Avenue
Leonia, New Jersey 07605


J. Leighton Read, M.D. . . . . . . . . . . . . . . . . . . . . . .     750,000
c/o Aviron
1450 Rollins Road
Burlingame, CA  94010


Bernard Roizman, Sc.D. . . . . . . . . . . . . . . . . . . . . . .     750,000
5555 S. Everett, Apt. 11A
Chicago, IL  60637


Richard J. Whitley . . . . . . . . . . . . . . . . . . . . . . . .     750,000
216 Shades Crest Circle
Birmingham, AL  35216


                                          5.

                                      EXHIBIT B

                         SCHEDULE OF SERIES A WARRANT HOLDERS


Name and Address                                       No. of Shares Purchasable
- --------------------------------------------------------------------------------

Mount Sinai Medical Center . . . . . . . . . . . . . . . . . . . .     225,000
One Gustave L. Levy Plaza
New York, New York 10029-6574

                                      EXHIBIT C

                         SCHEDULE OF SERIES B WARRANT HOLDERS



Name and Address                                       No. of Shares Purchasable
- --------------------------------------------------------------------------------


Lease Management Services, Inc.. . . . . . . . . . . . . . . . . .     194,445
2500 Sand Hill Road
Suite 101
Menlo Park, CA  94025

                                  TABLE OF CONTENTS

                                                                            PAGE

I.  General.................................................................  2.
       1.1   Prior Agreement Superseded.....................................  2.

II.  Transferability........................................................  3.
       2.1   Restrictions on Transferability................................  3.
       2.2   Restrictive Legend.............................................  4.
       2.3   Notice of Proposed Transfers...................................  4.

III.  Registration Rights...................................................  5.
       3.1   Requested Registration.........................................  5.
       3.2   Company Registration...........................................  7.
       3.3   Expenses of Registration.......................................  8.
       3.4   Registration Procedures........................................  8.
       3.5   Indemnification................................................  9.
       3.6   Information by Holder.......................................... 11.
       3.7   Rule 144 Reporting............................................. 11.
       3.8   "Market Stand-off" Agreement................................... 12.
       3.9   Form S-3....................................................... 12.
       3.10  Transfer of Registration Rights................................ 12.
       3.11  Certain Limitations in Connection with Future Grants of
             Registration Rights............................................ 13.
       3.12  Termination of Registration Rights............................. 13.

IV.  RIGHT OF FIRST REFUSAL ON COMPANY ISSUANCES............................ 13.
       4.1   Right of First Refusal......................................... 13.

V.  Information Rights...................................................... 15.
       5.1   Financial Information.......................................... 15.
       5.2   Inspection Rights.............................................. 16.
       5.3   Assignment of Rights to Information............................ 16.
       5.4   Confidentiality................................................ 16.

VI.  Miscellaneous.......................................................... 17.
       6.1   Governing Law.................................................. 17.
       6.2   Successors and Assigns......................................... 17.
       6.3   Entire Agreement............................................... 17.
       6.4   Notices, etc................................................... 17.
       6.5   Delays or Omissions............................................ 17.
       6.6   Counterparts................................................... 18.
       6.7   Severability................................................... 18.
       6.8   Amendments..................................................... 18.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                            PAGE


                                          ii